Exhibit 10.1

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of May 9, 2014, (the "Date of Grant") is delivered by American Water Works Company, Inc. (the "Company") to Susan N. Story (the "Participant").

RECITALS

WHEREAS, the Committee (as defined in the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan) has adopted a 2014 Long Term Incentive Plan ("2014 LTIP") pursuant to which designated employees were granted equity awards (collectively, the "Equity Award") for shares of Common Stock of the Company, par value $0.01 per share, (the "Company Stock");

WHEREAS, the Equity Award is comprised of four separate grants, a nonqualified stock option, a restricted stock unit, and two performance stock unit grants;

WHEREAS, the Committee determined that the Participant is eligible to participate in the 2014 LTIP and to grant the Participant an Equity Award under the 2014 LTIP;

WHEREAS, pursuant to the Employment Letter Agreement, dated April 29, 2014, between the Participant and the Company, and in conjunction with the Participant's election to the role of President and Chief Executive Officer effective as of May 9, 2014, the Committee has determined to supplement the Equity Award previously granted to the Participant with an additional four separate grants, a nonqualified stock option, a restricted stock unit, and two performance stock unit grants (collectively, the "Supplemental Equity Award");and

WHEREAS, the Committee has determined that the nonqualified stock option portion of the Supplemental Equity Award granted to the Participant pursuant to the 2014 LTIP shall be issued under the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan"), and the terms and conditions of such nonqualified stock option shall be memorialized in this grant (the "Grant").

NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:

1.Grant of Option. Subject to the terms and conditions set forth in this Grant and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the "Option") to purchase  14,966 shares of Company Stock, at an exercise price of $46.26 per share of Company Stock.

2.Exercisability of Option.

(a)Except as provided in subparagraphs (b) or (c) below, the Option shall become exercisable on the following dates, if the Participant continues to be employed by, or providing service to, the Employer (as defined in the Plan) from the Date of Grant through the applicable date:

Date	Shares for Which the Option is Exercisable
January 1, 2015	1/3
January 1, 2016	1/3
January 1, 2017	1/3

The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option. If the foregoing schedule would produce fractional shares of Company Stock, the number of shares of Company Stock for which the Option becomes exercisable shall be rounded down to the nearest whole share of Company Stock. The Option shall become fully exercisable on January 1, 2017, if the Participant is employed by, or providing service to, the Employer on such date.

(b)If at any time prior to the date the Participant's Option becomes exercisable as described in subparagraph (a) above, the Participant's employment or service with the Employer is terminated on account of death or Total Disability (as defined below), the Option shall become fully exercisable on the date of the Participant's termination of employment or service with the Employer on account of death or Total Disability. For purposes of this Grant, the term "Total Disability" shall mean that the Participant has been determined to be totally disabled by the Social Security Administration.

(c)If a Change of Control occurs while the Participant is employed by or providing service to the Employer, then the Option shall become fully exercisable as of the date of the Change of Control. For purposes of this Grant, the term “Change of Control” shall mean as such term is defined in the Plan, except that a Change of Control shall not be deemed to have occurred for purposes of this Grant unless the event constituting the Change of Control constitutes a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and its corresponding regulations.

3.Term of Option.

(a)The Option shall have a term from the Date of Grant through December 31, 2020, and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Grant or the Plan.

(b)The Option shall automatically terminate upon the happening of the first of the following events:

(i)If the Participant's employment or service with the Employer terminates on account of death or Total Disability, the expiration of the one year period following the date of the Participant's termination of employment or service on account of death or Total Disability.

(ii)If the Participant's employment or service with the Employer terminates on account of Normal Retirement (as defined below), the expiration of the one year period following the date of the Participant's termination of employment or service on account of Normal Retirement. For purposes of this Grant, the term "Normal Retirement" shall mean, at the time of the Participant's termination of employment or service with the Employer, that the Participant has attained both (A) at least age 55, and (B) total years of employment and service with the Employer equals or exceeds 10.

(iii)If the Participant's employment or service with the Employer terminates for any reason other than on account of Cause (as defined below), Normal Retirement, death or Total Disability, the expiration of the ninety (90) day period following the date of the Participant's termination of employment or service for any reason other than on account of termination for Cause, death, Total Disability or Normal Retirement.

(iv)The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Participant engages in conduct that constitutes Cause after the Participant's employment or service terminates, the Option shall immediately terminate. For purposes of this Grant, the term "Cause" shall mean a finding by the Committee that the Participant (A) has breached his or her employment or service contract with the Employer, if any; (B) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty; (C) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (D) has breached any written noncompetition or nonsolicitation agreement between the Participant and the Employer; or (E) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

Notwithstanding the foregoing, in no event may the Option be exercised after December 31, 2020. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.Exercise Procedures.

(a)Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the exercisable portion of the Option by giving the Company written notice of intent to exercise in the manner provided in this Grant, specifying the number of shares of Company Stock as to which the Option is to be exercised and the method of payment. Payment of the exercise price, together with any applicable tax withholding, shall be made in accordance with procedures established by the Committee from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Company Stock. The Participant shall pay the exercise price (i) in cash; (ii) with the approval of the Committee, by delivering shares of Company Stock, which shall be valued at their fair market value on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a fair market value on the date of exercise, equal to the exercise price; (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.

(b)The Participant may not exercise the Option unless the exercise of the Option and the issuance of shares of Company Stock complies with all applicable laws, rules, and regulations.  The obligation of the Company to deliver shares of Company Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company shall be relieved of any liability with respect to any delayed issuance of shares of Company Stock or its failure to issue shares of Company Stock if such delay or failure is necessary to comply with applicable laws.  The Company may require that the Participant (or other person exercising the Option after the Participant's death) represent that the Participant is purchasing the shares of Company Stock for the Participant's own account and not with a view to, or for sale in connection with, any distribution of the shares of Company Stock, or such other representations as the Committee deems appropriate.

(c)All obligations of the Company under this Grant shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

5.Change of Control. Except as set above, the provisions set forth in the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code.

6.Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant's lifetime and, after the Participant's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. The Grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Company Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By accepting this Grant, the Participant agrees (A) to be bound by the terms of the Plan and the Grant, (B) to be bound by the determinations and decisions of the Committee with respect to this Grant, the Plan and the Participant's rights to benefits under this Grant and the Plan, and (C) that all decisions and determinations of the Committee with respect to the Grant and the Plan shall be final and binding on the Participant and the Participant's beneficiaries and any other person claiming an interest under this Grant and the Plan on behalf of the Participant.

8.Restrictions on Sale or Transfer of Shares.

(a)The Participant agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares of Company Stock underlying the Option unless the shares of Company Stock are registered under the Securities Act of 1933, as amended (the "Securities Act") or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b)As a condition to receive any shares of Company Stock upon the exercise of the Option, the Participant agrees:

(i)to be bound by the Company's policies regarding the limitations on the transfer of such shares, and understands that there may be certain times during the year that the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares; and

(ii)that the shares of Company Stock obtained by the Participant upon the exercise of the Option shall be subject to the restrictions set forth in the Company's Stock Retention Program for Executives and any applicable clawback or recoupment policies and other policies that may be implemented by the Company’s Board of Directors or a duly authorized committee thereof, from time to time.

9.Participant Undertaking.  The Participant agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Grant.

10.No Employment or Other Rights. This Grant shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant's employment or service at any time. The right of the Employer to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.

11.No Stockholder Rights. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a stockholder with respect to the shares of Company Stock subject to the Option, until certificates for shares of Company Stock have been issued upon the exercise of the Option.

12.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Grant may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Grant, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant's consent.

13.Effect on Other Benefits. The value of shares of Company Stock received upon exercise of the Option shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Participant's compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

14.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

15.Taxation; Code Section 409A.  The Plan and this Grant are intended to comply with the requirements of Code section 409A, to the extent applicable.  This award shall be construed and administered such that the award either (i) qualifies for an exemption from the requirements of Code section 409A or (ii) satisfies the requirements of Code section 409A.  This Grant may be amended without the consent of the Participant in any respect deemed by the Committee or its delegate to be necessary in order to comply with Code section 409A.  Notwithstanding anything in the Plan or the Grant to the contrary, the Participant shall be solely responsible for the tax consequences of this Grant, and in no event shall the Company have any responsibility or liability if this Grant does not meet any applicable requirements of Code section 409A.

16.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company's corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

17.Severability.  In the event one or more of the provisions of this Grant should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Grant, and this Grant will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant, effective as of the Date of Grant.

AMERICAN WATER WORKS COMPANY, INC.
By:	George MacKenzie

Its:	Chairman of the Board